[*]: THE IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE AGREEMENT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Exhibit 4.4

LESLIE’S, INC.

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

THIS REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this “Agreement”) is made as of [●], 2020, among (i) Leslie’s, Inc., a Delaware corporation (the “Company”), (ii) Bubbles Investor Aggregator, L.P., a Delaware limited partnership (including its successors and permitted assigns, “LCP”), (iii) Explorer Investment Pte Ltd, a Singapore private limited company (including its successors and permitted assigns, “GIC” and, together with LCP, collectively, the “Sponsor Investors”) and (iv) each Person listed on the signature pages under the caption “Other Investors” or who becomes party to and bound by this Agreement as an “Other Investor” after the date hereof on the terms and subject to the conditions of this Agreement (collectively, the “Other Investors”). Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1    Demand Registrations; Requests for Registration.

(a)    Requests for Registration. At any time and from time to time, subject to Section 3 and on the terms and subject to the other conditions herein, each of the Holders of a majority of the LCP Registrable Securities and the Holders of a majority of the GIC Registrable Securities may request, by delivering written notice to the Company, registration (a “Demand Request”) under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”), or on Form S-3 or any similar short-form registration statement (“Short-Form Registrations”), if available (any such requested registration, a “Demand Registration”); provided, however, that, on the terms and subject to the other conditions herein, (i) each of the Holders of a majority of the LCP Registrable Securities and the Holders of a majority of the GIC Registrable Securities shall be entitled to two (2) Long-Form Registrations and unlimited number of Short-Form Registrations; provided that (i) (x) the proposed maximum aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $25,000,000 based on the public offering price of shares of Registrable Securities set forth in the registration statement applicable to such Long-Form Registration or (y) all of the remaining LCP Registrable Securities or GIC Registrable Securities are sold in such offering; and (ii) the Company will not be obligated to register the Registrable Securities of any Holder pursuant to a Demand Registration if the Company has filed within the immediately preceding six (6) month period a registration statement or effected an offering of Common Equity with respect to (x) a Demand Registration or (y) which a Holder has or had the right to have its Registrable Securities included pursuant to a Piggyback Registration; provided further that, following the one-year anniversary of the closing of the initial Public Offering, if the Company is ineligible to use a Short-Form Registration to effect a Demand Registration for any period of four (4) consecutive months, then each of the Holders of a majority of the LCP Registrable Securities and the Holders of a majority of the GIC Registrable Securities shall be entitled to one (1) additional Long-Form Registration. Each of the Holders of a majority of the LCP Registrable Securities and the Holders of a majority of the GIC Registrable Securities may request that any Demand Registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”), which may be a Long-Form Registration or a Short-Form Registration, and (if the Company is a WKSI at the time any Demand Request is submitted to the Company or will become one by the time of the filing of such Shelf Registration) that such Shelf Registration be a Short-Form Registration in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). Each Demand Request must specify the approximate number or dollar value of Registrable Securities requested to be registered by the requesting Holders and (if known) whether the Demand Registration is requested to be (x) a Long-Form Registration or a Short-Form Registration, (y) a Shelf Registration or not and (z) an underwritten offering or not. A Demand Registration shall not count as one of the permitted Long-Form Registrations (A) until it has become effective and (B) unless the Holders of a majority of the LCP Registrable Securities, in the case of a Demand Request initiated by such Holders, or the Holders of a majority of the GIC Registrable Securities, in the case of a Demand Request initiated by such Holders, is able to register and sell at least 90% of the LCP Registrable Securities or GIC Registrable Securities, as applicable, requested to be included in such registration.

(b)    Notice to Other Holders. Within four (4) Business Days after receipt of any Demand Request, the Company will give written notice of the Demand Registration to all other Holders and, subject to the terms of Section 1(e) and Section 3, will include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within seven (7) days after the receipt of the Company’s notice; provided that, with the written consent of the Holders of a majority of the LCP Registrable Securities, in the case of a Demand Request initiated by such Holders, or the Holders of a majority of the GIC Registrable Securities, in the case of a Demand Request initiated by such Holders, the Company may, or, at the written request of the Holders of a majority of the LCP Registrable Securities, in the case of a Demand Request initiated by such Holders, or the Holders of a majority of the GIC Registrable Securities, in the case of a Demand Request initiated by such Holders, the Company shall, instead provide written notice of the Demand Registration to all other Holders within three (3) Business Days following the non-confidential filing of the registration statement with respect to the Demand Registration; provided further that, if a Demand Request is delivered prior to the expiration of the IPO Lock-up Period, the Company shall not be obligated to file (but shall be obligated to prepare) the applicable registration statement prior to the expiration of the IPO Lock-up Period.

(c)    Form of Registrations. All Long-Form Registrations will be underwritten registrations unless otherwise approved by the Holders of a majority of the LCP Registrable Securities, in the case of a Demand Request initiated by such Holders, or the Holders of a majority of the GIC Registrable Securities, in the case of a Demand Request initiated by such Holders. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form unless otherwise requested by the Holders of a majority of the LCP Registrable Securities, in the case of a Demand Request initiated by such Holders, or the Holders of a majority of the GIC Registrable Securities, in the case of a Demand Request initiated by such Holders (but subject to the limitations contained herein with respect to Long-Form Registrations).

(d)    Shelf Registrations.

(i)    For so long as a registration statement for a Shelf Registration (a “Shelf Registration Statement”) is and remains effective, subject to the requirements in Section 1(d)(v) and Section 4(a)(iii), each of the Holders of a majority of the LCP Registrable Securities and the Holders of a majority of the GIC Registrable Securities will have the right at any time or from time to time, subject to the applicable provisions of Section 3, to elect to sell pursuant to an offering (including an underwritten offering) Registrable Securities pursuant to such registration statement (“Shelf Registrable Securities”). If the Holders of a majority of the LCP Registrable Securities or the Holders of a majority of the GIC Registrable Securities desire to sell Registrable Securities pursuant to an underwritten offering, then the Holders of a majority of the LCP Registrable Securities or the Holders of a majority of the GIC Registrable Securities may deliver to the Company a written notice (a “Shelf Offering Notice”) specifying the number of Shelf Registrable Securities that such Holders desire to sell pursuant to such underwritten offering (the “Shelf Offering”). As promptly as practicable, but in no event later than two (2) Business Days after receipt of a Shelf Offering Notice, the Company will give written notice of such Shelf Offering Notice to all other Holders of Shelf Registrable Securities that have been identified as selling stockholders in such Shelf Registration Statement and are otherwise permitted to sell in such Shelf Offering, which such notice shall request that each such Holder specify, within seven (7) days after the Company’s receipt of the Shelf Offering Notice, the maximum number of Shelf Registrable Securities such Holder desires to be disposed of in such Shelf Offering. The Company, subject to Section 1(e), Section 3 and Section 7, will include in such Shelf Offering all Shelf Registrable Securities with respect to which the Company has received timely written requests for inclusion. The Company will, as expeditiously as possible (and in any event within fourteen (14) days after the receipt of a Shelf Offering Notice), but subject to Section 1(e), use its reasonable best efforts to consummate such Shelf Offering.

(ii)    If the Holders of a majority of the LCP Registrable Securities or the Holders of a majority of the GIC Registrable Securities desire to engage in an underwritten block trade or bought deal pursuant to a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement) (each, an “Underwritten Block Trade”), then notwithstanding the time periods set forth in Section 1(d)(i), the Sponsor Investors may notify (an “Underwritten Block Trade Notice”) the Company of the Underwritten Block Trade by 10:00 a.m. on the day such offering is first anticipated to commence. The Company shall promptly notify other Holders of such Underwritten Block Trade and, subject to the applicable provisions of Section 3, such notified Holders (each, a “Potential Participant”) may elect whether or not to participate no later than noon on such day (unless a longer period is agreed to by the Holders of a majority of the LCP Registrable Securities, in the case of an Underwritten Block Trade Notice initiated by such Holders, or the Holders of a majority of the GIC Registrable Securities, in the case of an Underwritten Block Trade Notice initiated by such Holder), and the Company will as expeditiously as possible use its reasonable best efforts to facilitate such Underwritten Block Trade (which may close as early as two (2) Business Days after the date it commences); provided further that, notwithstanding the provisions of Section 1(d)(i), no Holder (other than Holders of a majority of the LCP Registrable Securities and Holders of a majority of the GIC Registrable Securities) will be permitted to participate in an Underwritten Block Trade without the written consent of Holders of a majority of the LCP Registrable Securities, in the case of an Underwritten Block Trade Notice initiated by such Holders, or the Holders of a majority of the GIC Registrable Securities, in the case of an Underwritten Block Trade Notice initiated by such Holder. Any Potential Participant’s request to participate in an Underwritten Block Trade shall be binding on the Potential Participant.

(iii)    All determinations as to whether to complete any Shelf Offering and as to the timing, manner, price and other terms of any Shelf Offering contemplated by this Section 1(d) shall be determined by the Holders of a majority of the LCP Registrable Securities, in the case of a Shelf Offering Notice delivered by such Holders, or the Holders of a majority of the GIC Registrable Securities, in the case of a Shelf Notice delivered by such Holders, and the Company shall use its reasonable best efforts to cause any Shelf Offering to occur in accordance with such determinations as promptly as practicable.

(iv)    The Company will, at the request of the Holders of a majority of the LCP Registrable Securities or the Holders of a majority of the GIC Registrable Securities, file any prospectus supplement or any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holders to effect such Shelf Offering.

(v)    Subject to the terms of Section 1(f), the Company will use reasonable best efforts to keep the Shelf Registration Statement continuously effective until the date on which any and all LCP Registrable Securities and GIC Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise (the “Shelf Period”). Subject to Section 1(f), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that could reasonably result in Holders of Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

(e)    Priority on Demand Registrations and Shelf Offerings. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Holders of a majority of the LCP Registrable Securities, in the case of a Demand Request initiated by such Holders, or the Holders of a majority of the GIC Registrable Securities, in the case of a Demand Request initiated by such Holders. If a Demand Registration or a Shelf Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and (if permitted hereunder) other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities (if any), which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then the Company will include in such offering (prior to the inclusion of any securities which are not Registrable Securities and subject to Section 3) first, the number of Registrable Securities requested to be included by the Holders of a majority of the LCP Registrable Securities and the Holders of a majority of the GIC Registrable Securities which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities then owned by each such group of Holders; and second, the number of Registrable Securities requested to be included by the Holders of the Other Investor Registrable Securities which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Holders.

(f)    Restrictions on Demand Registration and Shelf Offerings.

(i)    The Company may postpone, for up to an aggregate of 60 days in any 12 months (or with the consent of the Holders of a majority of the LCP Registrable Securities and the Holders of a majority of the GIC Registrable Securities, a longer period) from the date of the request (the “Suspension Period”), the filing or the effectiveness (but not the preparation) of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Shelf Registrable Securities) by providing written notice to the Holders if the following conditions are met: (A) the Company determines that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any Subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization, financing or other transaction involving the Company; and (B) upon written advice of counsel, the sale of Registrable Securities pursuant to the registration statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable law, and either (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction or (z) such transaction renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the registration statement (or such filings) to become effective or to promptly amend or supplement the registration statement on a post effective basis, as applicable. For the avoidance of doubt, any suspension under this provision does not derogate from the Company’s rights and obligations under Section 4(a)(vi). The Company may delay or suspend the effectiveness of a Demand Registration or Shelf Registration Statement pursuant to this Section 1(f)(i) only twice in any twelve (12)-month period.

(ii)    In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in Section 1(f)(i) above or pursuant to Section 4(a)(vi) (a “Suspension Event”), the Company will give a notice to the Holders whose Registrable Securities are registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice must state generally the basis for the notice and that such suspension will continue only for so long as the Suspension Event or its effect is continuing. Each Holder agrees not to effect any sales of its Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. A Holder may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice will be given by the Company to the Holders promptly following the conclusion of any Suspension Event (and in any event during the permitted Suspension Period). Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 1(f), the Company will extend the period of time during which such Shelf Registration Statement will be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event.

(g)    Selection of Underwriters. The Holders of a majority of the outstanding Registrable Securities held by the Sponsor Investors, collectively, at the applicable time of any Public Offering shall have the right to select the investment banker(s) and manager(s) to administer any underwritten offering in connection with any Demand Registration or Shelf Offering.

(h)    Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Person(s) the right to request the Company or any Subsidiary to register any equity securities of the Company or any Subsidiary, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Holders of a majority of the LCP Registrable Securities and Holders of a majority of the GIC Registrable Securities.

(i)    Revocation of Demand Notice or Shelf Offering Notice. At any time prior to the effective date of the registration statement relating to a Demand Registration or the “pricing” of any offering relating to a Shelf Offering Notice, the Holders of a majority of the LCP Registrable Securities or GIC Registrable Securities who initiated such Demand Registration or delivered such Shelf Offering Notice may revoke or withdraw such notice of a Demand Registration or Shelf Offering Notice on behalf of all Holders participating in such Demand Registration or Shelf Offering without liability to such Holders (including, for the avoidance of doubt, the other Participating Sponsor Investors), in each case by providing written notice to the Company.

(j)    Confidentiality. Each Holder expressly agrees to maintain the confidentiality of, and not to disclose the receipt of any notice hereunder (including a Demand Request, a Shelf Offering Notice and a Suspension Notice) and the information contained therein to any Person other than its officers, directors, employees, agents, fiduciaries, stockholders, managers, partners, members, Affiliates, direct and indirect equityholders, financial planners, accountants, attorneys, consultants, agents and representatives, and employees of each of them, in each case, on a need-to-know basis and who are directed by such Holder to be bound by the confidentiality terms of this Agreement to the same extent as if they were parties hereto, and any successors and assigns thereof, and not to disclose or use the information contained in any such notice (or the existence thereof), except (i) as otherwise required by applicable law or by any regulatory or self-regulatory organization having jurisdiction or by order of a court of competent jurisdiction, in which case (except with respect to disclosure that is required in connection with the filing of federal, state and local tax returns) prior to making such disclosure such Holder shall give written notice to the Company describing in reasonable detail the proposed content of such disclosure and shall permit the Company to review and comment upon the form and substance of such disclosure and allow the Company to seek confidential treatment therefor, and (ii) in the case of any Holder who is employed by the Company or any of its Subsidiaries, in the ordinary course of his or her duties to the Company or any of its Subsidiaries; provided, however, that a Holder of LCP Registrable Securities or GIC Registrable Securities may report to its stockholders, limited partners, members or other owners, as the case may be, regarding the general status of its investment in the Company (without disclosing specific confidential information). Notwithstanding the provisions of this Section 1(j) to the contrary, if any Holder desires to undertake any transfer of its Registrable Securities permitted by this Agreement (other than a transfer to a Permitted Transferee), such Holder may, upon the execution of a confidentiality agreement (in a form reasonably acceptable to the Company’s legal counsel) by any bona fide potential transferee, disclose to such potential transferee information of the sort otherwise restricted by this Section 1(j) if such Holder reasonably believes such disclosure is necessary for the purpose of transferring such Registrable Securities to the bona fide potential transferee.

Section 2    Piggyback Registrations.

(a)    Right to Piggyback for Non-Demand Registrations, etc. Whenever the Company proposes to register any of its equity securities under the Securities Act (including primary and secondary registrations, other than (i) in connection with the initial Public Offering, (ii) any registration pursuant to a Demand Registration, Shelf Offering or Underwritten Block Trade (which is addressed in Section 1(b), Section 1(d)(i)) and Section 1(d)(ii), respectively, and, with respect to matters of priority, Section 1(e), as applicable to each of them) or (iii) in connection with registrations on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms) (a “Piggyback Registration”), the Company will give prompt written notice (and in any event within three (3) Business Days after the public filing of the registration statement relating to the Piggyback Registration) to all Holders of its intention to effect such Piggyback Registration and, subject to the terms of Section 2(b), Section 2(c) and Section 3, will include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after delivery of the Company’s notice. Any Participating Sponsor Investor may withdraw its request for inclusion at any time prior to executing the underwriting agreement relevant to such Piggyback Registration, or if none, prior to the applicable registration statement becoming effective.

(b)    Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration, subject to Section 3, (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by any Holder which, in the opinion of such underwriters, can be sold without any such adverse effect, pro rata among such Holders on the basis of the number of such Registrable Securities owned by each such Holder (provided that, to the extent that a Holder does not desire to include the entirety of such Holder’s pro rata portion in such offering, the opportunity shall be provided to remaining participating Holders, pro rata amongst such participating Holders, to include an additional amount of their Registrable Securities in such offering) and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

(c)    Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of Holders of the Company’s equity securities (other than pursuant to Section 1 hereof), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration, subject to Section 3, (i) first, the Registrable Securities requested to be included in such registration by any Holder which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder at the time of the offering, and (ii) second, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

(d)    Selection of Underwriters. The Holders of a majority of the outstanding Registrable Securities held by the Sponsor Investors, collectively, at the applicable time of any Public Offering shall have the right to select the investment banker(s) and manager(s) to administer any underwritten offering in connection with any Piggyback Registration.

(e)    Right to Terminate Registration. The Company will have the right to terminate or withdraw any registration initiated by it under this Section 2, whether or not any Holder of Registrable Securities has elected to include securities in such registration.

Section 3    Stockholder Lock-Up and Company Holdback Agreement.

(a)    Stockholder Lock-up Agreements. In connection with any underwritten Public Offering, each Holder will enter into any lock-up, holdback or similar agreements requested by the underwriter(s) managing such offering, in each case with such modifications and exceptions as may be approved by (1) the Holders of a majority of the GIC Registrable Securities, in the event that the number of GIC Registrable Securities being sold in the applicable offering is greater than the number of LCP Registrable Securities being sold in the applicable offering (each a “GIC Approval Event”), or (2) in any other event, the Holders of a majority of the LCP Registrable Securities. Without limiting the generality of the foregoing, each Holder hereby agrees, in connection with the initial Public Offering and in connection with any Demand Registration, Shelf Offering or Piggyback Registration that is an underwritten Public Offering, not to (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Lock-up Equity of the Company (including Lock-up Equity that may be deemed to be beneficially owned by such Holder in accordance with the rules and regulations of the SEC) (collectively, “Securities”), or any securities, options or rights convertible into or exchangeable or exercisable for Securities (collectively, “Other Securities”); (ii) enter into a transaction which would have the same effect as described in clause (i) above; (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities or Other Securities, whether such transaction is to be settled by delivery of such Securities or Other Securities, in cash or otherwise (each of (i), (ii) and (iii) above, a “Sale Transaction”); or (iv) publicly disclose the intention to enter into any Sale Transaction, in each case of (i) through (iv), commencing on the date on which the Company gives notice to the Holders that a preliminary prospectus has been circulated for such underwritten Public Offering or the “pricing” of such offering and continuing to the date that is (x) 180 days following the date of the final prospectus for such underwritten Public Offering in the case of the initial Public Offering or (y) 90 days following the date of the final prospectus in the case of any other such underwritten Public Offering (each such period, or such shorter period as agreed to by the managing underwriters, a “Holdback Period,” and such 180-day period, the “IPO Lock-up Period”), in each case with such modifications and exceptions as may be approved by the Holders of a majority of the LCP Registrable Securities or, in the event of a GIC Approval Event, the Holders of a majority of the GIC Registrable Securities; provided, however, that the foregoing restrictions shall not apply (i) to Securities acquired in the public market subsequent to the initial Public Offering, (ii) to in-kind distributions pursuant to Section 4(e), (iii) to transfers to Permitted Transferees, (iv) with respect to any Public Offering, to the extent otherwise set forth in the lock-up, holdback or similar agreements entered into by each Holder who was requested to enter into any such agreements by the managing underwriters in connection with such underwritten Public Offering and (v) to any transfer in response to a request from a Holder to alleviate hardship faced by such Holder so long as such transfer is approved by the Board; provided that any release from the provisions described in this Section 3(a) will be determined by the Holders of a majority of the LCP Registrable Securities or, in the event of a GIC Approval Event, the Holders of a majority of the GIC Registrable Securities, notwithstanding any release by the managing underwriters to any Holder in any such lock-up, holdback or similar agreements. The Company may impose stop-transfer instructions with respect to any Securities or Other Securities subject to the restrictions set forth in this Section 3(a) until the end of such Holdback Period.

(b)    Additional Stockholder Lock-up Agreement.

(i)    During the period beginning the date of expiration of the IPO Lock-up Period to and including the 540th day thereafter (the “Additional Lock-up Termination Date”), (A) no Holder of Management Registrable Securities shall transfer any interest in such Holder’s Management Lock-up Equity, except (1) transfers to Permitted Transferees pursuant to Section 3(b)(ii) below, (2) pursuant to Section 3(b)(iv) below or (3) to any transfer in response to a request from a Holder to alleviate hardship faced by such Holder so long as such transfer is approved by the Board and (B) no Holder of LCP Registrable Securities shall transfer any interest in such Holder’s LCP Lock-up Equity and no Holder of GIC Registrable Securities shall transfer any interest in such Holder’s GIC Lock-up Equity, except (1) with respect to a Holder of LCP Registrable Securities, transfers to an Affiliate of LCP and, with respect to a Holder of GIC Registrable Securities, transfers to an Affiliate of GIC, and (2) transfers in connection with a Sponsor Sale. Unless earlier amended, modified or waived pursuant to Section 11(a), the provisions of this Section 3(b) shall terminate on the earlier of (i) if the 60-day VWAP on the 365th day following the date of expiration of the IPO Lock-up Period (the “Early Lock-up Termination Date”) is greater than or equal to twice the price per share of the Common Equity set forth on the registration statement for the initial Public Offering, the Early Lock-up Termination Date and (ii) the Additional Lock-up Termination Date.

(ii)    Unless the Holders of a majority of the LCP Registrable Securities and Holders of a majority of the GIC Registrable Securities consent otherwise in advance in writing, in no event shall any transfer of Common Equity (other than to a Permitted Transferee) by any Holder of Management Registrable Securities be made for any consideration other than cash payable upon consummation of such transfer or in installments over time.

(iii)    If a Holder of Management Registrable Securities or its Permitted Transferee is a trust or estate planning vehicle or entity of which a beneficiary, or a member of the Family Group of a beneficiary, is an employee, officer, director, other service provider or consultant of the Company or its Subsidiaries (such trust, the “Trust,” and such employee, officer, director, other service provider or consultant, the “Service Provider”), then any provision of this Agreement or any other agreements relating to the Management Lock-up Equity held by the Trust that refers to such Holder’s employment or engagement by the Company or its Subsidiaries shall, as it relates to the Trust, be deemed to be a reference to the Service Provider’s employment or engagement by the Company or its Subsidiaries, and the Trust shall be bound by and subject to any terms, conditions or restrictions under such agreements by and to which the Service Provider would be bound and subject if the Management Lock-up Equity held by the Trust were held by the Service Provider instead of the Trust.

(iv)    Prior to the Additional Lock-up Termination Date, a Holder of Management Registrable Securities may transfer Common Equity only at such time as a Holder of LCP Registrable Securities or GIC Registrable Securities is also selling Common Equity (excluding any transfer of Common Equity or distribution to, with respect to a Holder of LCP Registrable Securities, an Affiliate of LCP and, with respect to a Holder of GIC Registrable Securities, an Affiliate of GIC) in a Sponsor Sale and then only up to a number of shares of Common Equity (a “Transfer Amount”) equal to the product of (x) the aggregate number of shares of Common Equity held by such Holder of Management Registrable Securities immediately prior to such Sponsor Sale (excluding for this purpose shares of Common Equity that are already transferable by such Holder of Management Registrable Securities as a result of one or more Transfer Amounts available to such Holder of Management Registrable Securities as a result of the application of the next occurring proviso below), multiplied by (y) a fraction, the numerator of which is the aggregate number of LCP Registrable Securities and GIC Registrable Securities being sold in such Sponsor Sale and the denominator of which is the total number of LCP Registrable Securities and GIC Registrable Securities immediately following the closing of the initial Public Offering; provided that, if at the time of any Sponsor Sale, a Holder of Management Registrable Securities chooses not to transfer any Transfer Amount or is otherwise restricted from transferring or not permitted to transfer all or any portion of any Transfer Amount at such time (including as part of the initial Public Offering), such Holder of Management Registrable Securities shall retain the right to transfer an aggregate number of shares of Common Equity in connection with a future Sponsor Sale by a Holder of the LCP Registrable Securities or the GIC Registrable Securities (in addition to any rights to transfer shares of Common Equity in accordance with this Section 3(b)(iv) in connection with such future Sponsor Sale by a Holder of the LCP Registrable Securities the GIC Registrable Securities) equal to such prior Transfer Amount(s) not sold by such Holder of

Management Registrable Securities. Upon the written request from time to time of any Holder of Management Registrable Securities, the Company shall inform such Holder of Management Registrable Securities of the number of shares of Common Equity that such Holder of Management Registrable Securities may transfer in reliance on this Section 3(b)(iv) subject to the terms and conditions hereof.

(v)    In the event that in a Sponsor Sale a Holder of the LCP Registrable Securities plans to sell LCP Lock-up Equity or a Holder of the GIC Registrable Securities plans to sell GIC Lock-up Equity, then, unless this Agreement provides for different procedures applicable to such particular Sponsor Sale (in which case, such other procedures set forth in this Agreement shall control), such Holder of LCP Registrable Securities or GIC Registrable Securities will notify the Company in writing as promptly as practicable in advance of such Sponsor Sale, and the Company will, within three Business Days after receiving such notice from such Holders, notify each Holder of Management Registrable Securities in writing of the proposed Sponsor Sale, which written notice shall set forth (i) such Holder of Management Registrable Securities’ Transfer Amount as a result of such Sponsor Sale and (ii) the number of shares of Management Lock-up Equity, if any, that are already transferable by such Holder of Management Registrable Securities as a result of one or more Transfer Amounts available to such Holder of Management Registrable Securities as a result of the application of the proviso in the first sentence of Section 3(b)(iv). Any Holder of Management Registrable Securities shall be permitted to transfer such shares of Management Lock-up Equity pursuant to this Section 3(b) at any time following the date of such Sponsor Sale.

(c)    Company Holdback Agreement. The Company (i) will not file any registration statement for a Public Offering or cause any such registration statement to become effective, or effect any public sale or distribution of its equity securities or any securities, options or rights convertible into or exchangeable or exercisable for its equity securities (together, the “Company Holdback Securities”) during any Holdback Period (other than as part of such underwritten Public Offering, or a registration on Form S-4 or Form S-8 or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Company Holdback Securities), and (ii) will cause each Holder of Company Holdback Securities (including each of its directors and executive officers) to agree not to effect any Sale Transaction during any Holdback Period, except as part of such underwritten registration (if otherwise permitted), unless approved in writing by the Holders of a majority of the LCP Registrable Securities and the underwriters managing the Public Offering and to enter into any lock-up, holdback or similar agreements requested by the underwriters managing such offering, in each case with such modifications and exceptions as may be approved by the Holders of a majority of the LCP Registrable Securities.

(d)    Effect on Registration Rights. The provisions of this Section 3 shall govern and control any allocations or rights to registrations of the Holders, including, but not limited to, pursuant to Sections 1(a), 1(b), 1(d)(i), 1(d)(ii), 1(e), 2(a), 2(b) and 2(c) above.

Section 4    Registration Procedures.

(a)    Company Obligations. Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as reasonably possible:

(i)    prepare and file with (or submit confidentially to) the SEC a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, all in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder (provided that, before filing or confidentially submitting a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the LCP Registrable Securities and counsel selected by the Holders of a majority of the GIC Registrable Securities covered by such registration statement copies of all such documents proposed to be filed or submitted, which documents will be subject to the review and comment of such counsel);

(ii)    notify each Holder of (A) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(iii)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when any and all LCP Registrable Securities and GIC Registrable Securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iv)    furnish, without charge, to each seller of Registrable Securities thereunder and each underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) (in each case including all exhibits and documents incorporated by reference therein), each amendment and supplement thereto, each Free Writing Prospectus and such other documents as such seller or underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable laws of each such registration statement, each such amendment and supplement thereto, and each such prospectus (or preliminary prospectus or supplement thereto) or Free Writing Prospectus by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(v)    use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);

(vi)     notify in writing each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the SEC for the amendment or supplementing of such registration statement or prospectus or for additional information, (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event or of any information or circumstances as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 1(f), if required by applicable law or to the extent requested by the Holders of a majority of the LCP Registrable Securities or Holders of a majority of the GIC Registrable Securities, the Company will use its reasonable best efforts to promptly prepare and file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, and (D) if at any time the representations and warranties of the Company in any underwriting agreement, securities sale agreement or other similar agreement, relating to the offering shall cease to be true and correct;

(vii)    (A) use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market markers to register as such with respect to such Registrable Securities with FINRA, and (B) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;

(viii)    use reasonable best efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(ix)    enter into and perform such customary agreements (including, as applicable, underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the LCP Registrable Securities and the Holders of a majority of the GIC Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of their Registrable Securities (including, without limitation, making available the executive officers of the Company and participating in “road shows,” investor presentations, marketing events and other selling efforts, and effecting a stock or unit split or combination, recapitalization or reorganization);

(x)    make available for inspection by any seller of Registrable Securities any underwriter participating in any disposition or sale pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents, and properties of the Company as will be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and the disposition of such Registrable Securities pursuant thereto;

(xi)    take all actions to ensure that any Free Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration or Shelf Offering hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii)    permit any Holder which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to allow such Holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Holder and its counsel should be included;

(xiv)    use its reasonable best efforts to (A) make Short-Form Registration available for the sale of Registrable Securities and (B) prevent the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Equity included in such registration statement for sale in any jurisdiction use, and in the event any such order is issued, reasonable best efforts to obtain promptly the withdrawal of such order;

(xv)    use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(xvi)    cooperate with the Holders covered by the registration statement and the managing underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, or the removal of any restrictive legends associated with any account at which such securities are held, and enable such securities to be in such denominations and registered in such names as the managing underwriters, or agents, if any, or such Holders may request;

(xvii)    have appropriate officers of the Company prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its reasonable best efforts to cooperate as reasonably requested by the selling Holders and the underwriters in the offering, marketing or selling of the Registrable Securities;

(xviii)    have appropriate officers of the Company, and cause representatives of the Company’s independent registered public accountants, to participate in any due diligence discussions reasonably requested by any selling Holder or any underwriter;

(xix)    if requested by any underwriter or the Holders of a majority of the LCP Registrable Securities, agree, and cause the Company and any directors or officers of the Company to agree, to be bound by customary “lock-up” agreements restricting the ability to dispose of Company securities and file or cause the filing of any registration statement under the Securities Act;

(xx)    if reasonably requested by any managing underwriter, include in any prospectus or prospectus supplement updated financial or business information for the Company’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriters;

(xxi)    use reasonable best efforts to cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter that is required to be undertaken in accordance with the rules and regulations of FINRA;

(xxii)    otherwise use reasonable best efforts to cooperate as reasonably requested by the selling Holders and the underwriters in the offering, marketing or selling of the Registrable Securities;

(xxiii)    otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC and all reporting requirements under the rules and regulations of the Exchange Act;

(xxiv)    cause any officer of the Company to use reasonable best efforts to participate fully in the sale process in a manner customary for persons in like positions and consistent with his or her other duties with the Company, including the preparation of the registration statement and the preparation and presentation of any road shows and other investor meetings;

(xxv)    take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that, to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;

(xxvi)    use reasonable best efforts to cooperate with each Holder covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange, Nasdaq or any other national securities exchange on which the shares of Common Equity are or are to be listed, and to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriters;

(xxvii)    in the case of any underwritten offering, use its reasonable best efforts to obtain, and deliver to the underwriter(s), in the manner and to the extent provided for in the applicable underwriting agreement, one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters;

(xxviii)     use its reasonable best efforts to provide (A) a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement addressed to the Company and (B) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a Demand Registration or Shelf Offering, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the closing date of the applicable sale, (1) one or more legal opinions of the Company’s outside counsel, dated such date, in form and substance as customarily given to underwriters in an underwritten public offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities, (2) one or more “negative assurances letters” of the Company’s outside counsel, dated such date, in form and substance as is customarily given to underwriters in an underwritten public offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities, in each case, addressed to the underwriters, if any, or, if requested, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities and (3) customary certificates executed by authorized officers of the Company as may be requested by any Holder or any underwriter of such Registrable Securities;

(xxix)    if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(xxx)    if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold;

(xxxi)    if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its reasonable best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1, and keep such registration statement effective during the period during which such registration statement is required to be kept effective;

(xxxii)    if requested by any Participating Sponsor Investor, cooperate with such Participating Sponsor Investor and with the managing underwriters or agents, if any, on reasonable notice to facilitate any Charitable Gifting Event and to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to permit any such recipient Charitable Organization to sell in the underwritten offering if it so elects; and

(xxxiii)     use reasonable best efforts to take any action requested by the selling Holders, including any action described in clauses (i) through (xxxiii) above to prepare for and facilitate any “over-night deal” or other proposed sale of Registrable Securities over a limited timeframe.

(b)    Officer Obligations. Each Holder that is an officer of the Company agrees that, if and for so long as he or she is employed by the Company or any Subsidiary thereof, he or she will participate fully in the sale process in a manner customary for persons in like positions and consistent with his or her other duties with the Company, including the preparation of the registration statement and the preparation and presentation of any road shows.

(c)    Automatic Shelf Registration Statements. If the Company files any Automatic Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, and the Holders of a majority of the LCP Registrable Securities or the Holders of a majority of the GIC Registrable Securities do not request that their Registrable Securities be included in such Shelf Registration Statement, the Company agrees that, at the request of the Holders of a majority of the LCP Registrable Securities or the Holders of a majority of the GIC Registrable Securities, as applicable, it will include in such Automatic Shelf Registration Statement such disclosures as may be required by Rule 430B in order to ensure that the Holders of a majority of the LCP Registrable Securities or the Holders of a majority of the GIC Registrable Securities, as applicable, may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment. If the Company has filed any Automatic Shelf Registration Statement for the benefit of the Holders of any of its securities other than the Holders of a majority of the LCP Registrable Securities and the Holders of a majority of the GIC Registrable Securities, the Company shall, at the request of the Holders of a majority of the LCP Registrable Securities or the Holders of a majority of the GIC Registrable Securities, file any post-effective amendments necessary to include therein all disclosure and language necessary to ensure that the Holders of LCP Registrable Securities or the Holders of a majority of the GIC Registrable Securities, as applicable, may be added to such Shelf Registration Statement.

(d)    Additional Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing, as a condition to such seller’s participation in such registration.

(e)    In-Kind Distributions. In the event that LCP or GIC distributes, or has distributed, all of its Registrable Securities to any of its Permitted Transferees, such distributees shall be treated as LCP or GIC, as applicable, hereunder; provided that only the Holders of a majority of the Registrable Securities held by all such distributees, as reasonably and in good faith determined by the Company, shall be entitled to take any action under this Agreement that a Holder of LCP Registrable Securities or GIC Registrable Securities is entitled to take; provided further that such distributees, taken as a whole, shall not be entitled to rights in excess of those conferred to LCP or GIC, as if it remained a single entity party to this Agreement. In the event the Holders of a majority of the LCP Registrable Securities or the Holders of a majority of the GIC Registrable Securities request to participate in a registration pursuant to Section 1 in connection with a distribution of Registrable Securities to any of its Permitted Transferees, the registration shall provide for resale by such partners or members, if requested by such Holders.

(f)    Stock Splits, etc. If, and as often as, there are any changes in the Common Equity by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Equity as so changed.

(g)    Suspended Distributions. Each Person participating in a registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(vi), such Person will immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(a)(vi), subject to the Company’s compliance with its obligations under Section 4(a)(vi).

(h)    Trading Windows. The Company shall (i) use its reasonable best efforts to notify the Sponsor Investors of each “closing” and “opening” date under the trading windows established by the Company’s insider trading policy, in each case, at least five Business Days prior to each such date and (ii) at the request of the Holders of a majority of the LCP Registrable Securities or the Holders of a majority of the GIC Registrable Securities, confirm to such Holders whether a trading window is open at such time.

(i)    Other. To the extent that any of the Participating Sponsor Investors is or may be deemed to be an “underwriter” of Registrable Securities pursuant to any SEC comments or policies, the Company agrees that (i) the indemnification and contribution provisions contained in Section 6 shall be applicable to the benefit of such Participating Sponsor Investor in their role as an underwriter or deemed underwriter in addition to their capacity as a Holder and (ii) such Participating Sponsor Investor shall be entitled to conduct the due diligence which they would normally conduct in connection with an offering of securities registered under the Securities Act, including without limitation receipt of customary opinions and comfort letters addressed to such Participating Sponsor Investor.

Section 5    Registration Expenses. Except as expressly provided herein, all out-of-pocket expenses incurred by the Company or any Holders of the LCP Registrable Securities or the GIC Registrable Securities in connection with the performance of or compliance with this Agreement and/or in connection with any Demand Registration, Piggyback Registration or Shelf Offering, whether or not the same shall become effective, shall be paid by the Company, including, without limitation: (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA; (ii) all fees and expenses in connection with compliance with any securities or “blue sky” laws; (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company or other depositary and of printing prospectuses and Company Free Writing Prospectuses); (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance); (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice; (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed (or on which exchange the Registrable Securities are proposed to be listed in the case of the initial Public Offering); (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all fees and disbursements of legal counsel for the Company; (ix) reasonable fees and expenses of counsel for LCP and counsel for GIC; (x) reasonable fees and expenses of one counsel selected by LCP for any Holder participating in the relevant offering; (xi) when required by the underwriters, reasonable fees and expenses of legal counsel for each Holder participating in such registration (or, in the case of a Shelf Registration, each Holder selling Registrable Securities under the Shelf Registration Statement) solely in connection with the preparation of any legal opinions requested by the underwriters in respect of such Holder personally; (xii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; (xiii) all fees and expenses of any special experts or other Persons retained by the Company, the Holders of a majority of the LCP Registrable Securities or the Holders of a majority of the GIC Registrable Securities in connection with any registration; (xiv) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xv) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay, and each Person that sells securities pursuant to a Demand Registration, Shelf Offering or Piggyback Registration hereunder will bear and pay, all underwriting discounts and commissions applicable to the Registrable Securities sold for such Person’s account and all transfer taxes (if any) attributable to the sale of Registrable Securities.

Section 6    Indemnification and Contribution.

(a)    By the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law and without limitation as to time, each Holder, such Holder’s officers, directors, employees, agents, fiduciaries, stockholders, managers, partners, members, Affiliates, direct and indirect equityholders, accountants, attorneys, consultants, agents and representatives, and employees of each of them, and any successors and assigns thereof, and each Person who controls such Holder (within the meaning of the Securities Act) (the “Indemnified Parties,” and each an “Indemnified Party”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”) caused by, resulting from, arising out of, based upon or related to any of the following (each, a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus, roadshows or Free Writing Prospectus, or any amendment thereof or supplement thereto, or (B) any application or other document or communication (in this Section 6, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof; (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement or omission, made in such registration statement, any such prospectus, preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with, written information prepared and furnished in writing to the Company by such Indemnified Party expressly for use therein or by such Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Party with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties or as otherwise agreed to in the underwriting agreement executed in connection with such underwritten offering. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of such securities by such seller.

(b)    By Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any Losses resulting from (as determined by a final and appealable judgment, order or decree of a court of competent jurisdiction) any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided that the obligation to indemnify will be individual, not joint and several, for each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

(c)    Claim Procedure. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice will impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the Indemnified Party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim. In such instance, the conflicted Indemnified Parties will have a right to retain one separate counsel, chosen by the majority of the conflicted Indemnified Parties involved in the indemnification, at the expense of the indemnifying party.

(d)    Contribution. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an

Indemnified Party or is otherwise unenforceable with respect to any Loss referred to herein, then such indemnifying party will contribute to the amounts paid or payable by such indemnified party as a result of such Loss, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such Loss as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) of this Section 6(d) is not permitted by applicable law, then in such proportion as is appropriate to reflect not only such relative fault but also the relative benefit of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution will be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the Indemnified Party will be determined by reference to, among other things, whether the untrue (or, as applicable, alleged untrue) statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an Indemnified Party as a result of the Losses referred to herein will be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)    Release. No indemnifying party will, except with the consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(f)    Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any Indemnified Party may have pursuant to law or contract (and the Company and its Subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section 6 applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

Section 7    Cooperation with Underwritten Offerings. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the underwriters;

provided that no Holder will be required to sell more than the number of Registrable Securities such Holder has requested to include in such registration) and (ii) completes, executes and delivers all questionnaires, powers of attorney, stock powers, custody agreements, indemnities, underwriting agreements and other documents and agreements required under the terms of such underwriting arrangements or as may be reasonably requested by the Company and the managing underwriters. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 3, Section 4 and/or this Section 7, the respective rights and obligations created under such agreement will supersede the respective rights and obligations of the Holders, the Company and the underwriters created thereby with respect to such registration.

Section 8    Subsidiary Public Offering. If, after an initial Public Offering of the common equity securities of one of its Subsidiaries, the Company distributes securities of such Subsidiary to its equityholders, then the rights and obligations of the Company pursuant to this Agreement will apply, mutatis mutandis, to such Subsidiary, and the Company will cause such Subsidiary to comply with such Subsidiary’s obligations under this Agreement as if it were the Company hereunder.

Section 9    Joinder; Additional Parties; Transfer of Registrable Securities.

(a)    Joinder. The Company may from time to time (with the prior written consent of the Holders of a majority of the LCP Registrable Securities) permit any Person who acquires Common Equity (or rights to acquire Common Equity) to become a party to this Agreement and to be entitled to and be bound by all of the rights and obligations as a Holder by obtaining an executed joinder to this Agreement from such Person in the form of Exhibit B attached hereto (a “Joinder”); provided that a Permitted Transferee need not execute a Joinder in order to become a party to this Agreement pursuant to Section 11(e). Upon the execution and delivery of a Joinder by such Person, the Common Equity held by such Person shall become the category of Registrable Securities, and such Person shall be deemed the category of Holder, in each case as set forth on the signature page to such Joinder.

(b)    Legend. Each certificate (if any) evidencing any Registrable Securities and each certificate issued in exchange for or upon the transfer of any Registrable Securities (unless such Registrable Securities would no longer be Registrable Securities after such transfer) will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A REGISTRATION RIGHTS AND LOCK-UP AGREEMENT DATED AS OF                  , 2020 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S EQUITYHOLDERS, AS AMENDED. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company will imprint such legend on certificates evidencing Registrable Securities outstanding prior to the date hereof. The legend set forth above will be removed from the certificates evidencing any securities that have ceased to be Registrable Securities.

Section 10    Rules 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of the Holders of a majority of the LCP Registrable Securities or the Holders of a majority of the GIC Registrable Securities, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time), and it will take such further action as the Holders of a majority of the LCP Registrable Securities or the Holders of a majority of the GIC Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 11    General Provisions.

(a)    Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and LCP; provided that, if any such amendment, modification or waiver would adversely affect GIC’s rights or obligations hereunder, then the prior written consent of GIC will also be required for such amendment, modification or waiver. The failure or delay of any Person to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement will not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b)    Remedies. The parties to this Agreement will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security) to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party will be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(c)    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d)    Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(e)    Successors and Assigns. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders (whether so expressed or not), which shall include any Permitted Transferee regardless of whether such Permitted Transferee has executed a Joinder pursuant to Section 9(a), and upon becoming a successor or permitted assign, such successor or permitted assign (including any applicable Permitted Transferee) shall be treated as a Holder and as LCP or GIC or Other Investor, as applicable, hereunder. This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement, including this Section 11(e).

(f)    Termination. This Agreement terminates with respect to any Holder when such Holder has disposed of all of its Registrable Securities in a sale pursuant to which the rights are not assigned to a Permitted Transferee.

(g)    Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered personally to the recipient; (ii) when sent by electronic mail or facsimile if sent during normal business hours of the recipient, but if not, then on the next Business Day (provided that any such notice under this clause (ii) will not be effective unless within one Business Day after the notice is sent, a copy of such notice is sent to the recipient by first-class mail, return receipt requested, or reputable overnight courier service (charges prepaid)); (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid); or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications will be sent to the Company, LCP and GIC at the address specified for each below or any Joinder and to any Holder, or at such address or to the attention of such other Person as the recipient party has specified on the signature page hereto or any Joinder or by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein. The Company’s address is:

Leslie’s, Inc.

2005 East Indian School Road

Phoenix, Arizona 85016

Attn:  Steve Weddell

Brad Gazaway

Email: sweddell@lesl.com

  bgazaway@lesl.com

Facsimile: (602) 366-3944

with a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn:    Christian O. Nagler

Joshua Kogan, P.C.

Ryan Brissette

Aslam Rawoof

Email:  cnagler@kirkland.com

jkogan@kirkland.com

ryan.brissette@kirkland.com

aslam.rawoof@kirkland.com

Facsimile: (212) 446-4900

LCP’s address is:

Bubbles Investor Aggregator, L.P.

c/o C8 Management, LLC

599 West Putnam Avenue

Greenwich, CT 06839

Facsimile: (203) 629-4903

Attn:    Scott Dahnke

Marc Magliacano

Matt Lischick

Email:  scott@catterton.com

marcm@catterton.com

Matt.Lischick@lcatterton.com

Facsimile: (203) 629-4903

with a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn:    Christian O. Nagler

  Joshua Kogan, P.C.

  Ryan Brissette

  Aslam Rawoof

Email: cnagler@kirkland.com

  jkogan@kirkland.com

  ryan.brissette@kirkland.com

  aslam.rawoof@kirkland.com

Facsimile: (212) 446-4900

GIC’s address is:

Explorer Investment Pte Ltd.

c/o GIC Special Investments Pte Ltd

280 Park Ave, 9th Floor

New York, New York 10017

Attn:    Daphne Tong

Email: daphnetong@gic.com.sg

with a copy, which shall not constitute notice, to:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attn:    Asi Kirmayer

Email: akirmayer@sidley.com

Facsimile: 212-839-5599

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(h)    Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period automatically will be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(i)    Governing Law. The corporate law of the State of Delaware will govern all issues and questions concerning the relative rights of the Company and its equityholders. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(j)    WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(k)    CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE WILL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(l)    No Recourse. Notwithstanding anything to the contrary in this Agreement, the Company and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement will be had against any current or future director, officer, employee, general or limited partner or member of any Holder or any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(m)    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement will be by way of example rather than by limitation.

(n)    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

(o)    Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement.

(p)    Electronic Delivery. This Agreement, the agreements referred to herein and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(q)    Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder agrees to execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(r)    Dividends, Recapitalizations, etc. If at any time or from time to time there is any change in the capital structure of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment will be made in the provisions hereof so that the rights and privileges granted hereby will continue.

(s)    No Third-Party Beneficiaries. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party hereto, and no such other Person shall have any right or cause of action hereunder, except as otherwise expressly provided herein.

*    *    *    *    *

IN WITNESS WHEREOF, the parties have executed this Registration Rights and Lock-up Agreement as of the date first written above.

Leslie’s, Inc.

By:

Its:

SPONSOR INVESTORS:

BUBBLES INVESTOR AGGREGATOR, L.P.

By: C8 Management, L.L.C.
Its: General Partner

By:
Name:

Title:

EXPLORER INVESTMENT PTE LTD

By:
Name:
Title:

OTHER INVESTORS:[1]

By:

Name:
Title:
Address:

Attn:

Email:

Facsimile:

By:

Name:
Title:
Address:

Attn:

Email:

Facsimile:

[1]	NTD: To be signed by each rollover partner party to the Bubbles Holdings, L.P. limited partnership agreement.

EXHIBIT A

DEFINITIONS

“60-day VWAP” means, as of any date, the volume-weighted average price per share of the Common Equity measured from 9:30 a.m. Eastern time on the Scheduled Trading Day that is sixty (60) Scheduled Trading Days preceding such date to 4:00 p.m. Eastern time on the Scheduled Trading Day immediately preceding such date.

“Additional Lock-up Termination Date” has the meaning set forth in Section 3(b)(i).

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person and, in the case of an individual, also includes any member of such individual’s Family Group; provided that (i) the Company and its Subsidiaries will not be deemed to be Affiliates of any Holder of Registrable Securities and (ii) (x) LCP, the LCP Investors and any private equity fund or entity affiliated with C8 Management, or any investment vehicle sponsored thereby and any affiliate thereof and (y) GIC, GIC Pte Ltd and its subsidiaries and entities managed or advised by GIC Pte Ltd and its subsidiaries, in each case, will not be deemed to be Affiliates of any Holder of Other Investor Registrable Securities. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) will mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise). As this definition is used with respect to LCP, Affiliates of LCP include each of the LCP Investors and any private equity fund or entity affiliated with C8 Management, or any investment vehicle sponsored thereby and any affiliate thereof. As this definition is used with respect to GIC, Affiliates of GIC include GIC Pte Ltd and its subsidiaries and entities managed or advised by GIC Pte Ltd and its subsidiaries.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“application” has the meaning set forth in Section 6(a).

“Automatic Shelf Registration Statement” has the meaning set forth in Section 1(a).

“Board” means the board of directors of the Company.

“Business Day” means any calendar day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Phoenix, Arizona are authorized or required to close.

“C8 Management” means C8 Management, L.L.C., a Delaware limited liability company, or any successor thereto or assignee of all or a substantial portion of the business or assets thereof.

“Charitable Gifting Event” means any transfer by any Holders of the LCP Registrable Securities or the GIC Registrable Securities, or any subsequent transfer by such Holder’s members, partners or other employees, in connection with a bona fide gift to any Charitable Organization on the date of, but prior to, the execution of the underwriting agreement entered into in connection with any underwritten offering.

“Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Common Equity” means the Company’s common stock, par value $0.001 per share and any shares of capital stock of the Company issued or issuable with respect to such common stock by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

“Company” has the meaning set forth in the preamble and shall include its successor(s).

“Company Holdback Securities” has the meaning set forth in Section 3(c).

“Demand Registration” has the meaning set forth in Section 1(a).

“Demand Request” has the meaning set forth in Section 1(a).

“Early Lock-up Termination Date” has the meaning set forth in Section 3(b)(i).

“End of Suspension Notice” has the meaning set forth in Section 1(f)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Family Group” means, with respect to any individual, such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) and the spouses of such descendants, any trust, limited partnership, corporation or limited liability company established solely for the benefit of such individual or such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) or the spouses of such descendants.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“GIC” has the meaning set forth in the preamble to this Agreement.

“GIC Pte Ltd” means GIC Pte Ltd, a Singapore private limited company, or any successor thereto or assignee of all or a substantial portion of the business or assets thereof.

“GIC Approval Event” has the meaning set forth in Section 3(a).

“GIC Lock-up Equity” means (i) any Common Equity held (directly or indirectly) by GIC or any of its Affiliates immediately following the closing of the initial Public Offering,

and (ii) any equity securities of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

“GIC Registrable Securities” means (i) any Common Equity held (directly or indirectly) by GIC or any of its Affiliates, and (ii) any equity securities of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

“Holdback Period” has the meaning set forth in Section 3(a).

“Holder” means a holder of Registrable Securities who is a party to this Agreement (including by way of Joinder).

“Indemnified Parties” has the meaning set forth in Section 6(a).

“IPO Lock-up Period” has the meaning set forth in Section 3(a).

“Joinder” has the meaning set forth in Section 9(a).

“LCP” has the meaning set forth in the preamble to this Agreement.

“LCP Investors” means each of L Catterton Partners VIII, L.P., a Delaware limited partnership, and L Catterton VIII Offshore, L.P., a Cayman Island limited partnership.

“LCP Lock-up Equity” means (i) any Common Equity held (directly or indirectly) by LCP or any of its Affiliates immediately following the closing of the initial Public Offering, and (ii) any equity securities of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

“LCP Registrable Securities” means (i) any Common Equity held (directly or indirectly) by LCP or any of its Affiliates, and (ii) any equity securities of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

“Lock-up Equity” means any LCP Lock-up Equity, any GIC Lock-up Equity and any Other Investor Lock-up Equity.

“Long-Form Registrations” has the meaning set forth in Section 1(a).

“Losses” has the meaning set forth in Section 6(a).

“Management Lock-up Equity” means Other Investor Lock-up Equity that constitutes (i) any Common Equity held (directly or indirectly) by any Person listed on Exhibit C or any of their Affiliates immediately following the closing of the initial Public Offering, (ii) any restricted stock units issued (directly or indirectly) to any Person listed on Exhibit C or any of their Affiliates under the Company’s 2020 Omnibus Incentive Plan in respect of Class B Units of Bubbles Holdings, L.P. that were unvested as of the closing of the initial Public Offering and in respect of which Common Equity may be issued following such closing and (iii) any equity securities of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) or clause (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

“Management Registrable Securities” means Other Investor Registrable Securities that constitute (i) any Common Equity held (directly or indirectly) by any Person listed on Exhibit C or any of their Affiliates, and (ii) any equity securities of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

“Other Investors” has the meaning set forth in the preamble to this Agreement.

“Other Investor Lock-up Equity” means (i) any Common Equity held (directly or indirectly) by any Other Investors or any of their Affiliates immediately following the closing of the initial Public Offering, (ii) any restricted stock units issued (directly or indirectly) to any Other Investors or any of their Affiliates under the Company’s 2020 Omnibus Incentive Plan in respect of Class B Units of Bubbles Holdings, L.P. that were unvested as of the closing of the initial Public Offering and in respect of which Common Equity may be issued following such closing and (iii) any equity securities of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) or clause (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

“Other Investor Registrable Securities” means (i) any Common Equity held (directly or indirectly) by any Other Investors or any of their Affiliates, and (ii) any equity securities of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

“Other Securities” has the meaning set forth in Section 3(a).

“Participating Sponsor Investors” means any Holders of LCP Registrable Securities or GIC Registrable Securities participating in the request for a Demand Registration, Shelf Offering, Piggyback Registration or Underwritten Block Trade.

“Permitted Transferees” means, in the case of any Holder, (i) such Holder’s Family Group, (ii) any trust for the direct or indirect benefit of such Holder or such Holder’s Family Group, (iii) if such Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (iv) any officer, director, general partner, limited partner, shareholder, member or owner of similar equity interests in such Holder and (v) any Affiliate of such Holder or such Affiliate’s Family Group.

“Person” means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity, or any department, agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 2(a).

“Potential Participant” has the meaning set forth in Section 1(d)(ii).

“Public Offering” means any sale or distribution by the Company, one of its Subsidiaries and/or Holders to the public of Common Equity or other securities convertible into or exchangeable for Common Equity pursuant to an offering registered under the Securities Act.

“Qualified Independent Underwriter” means a qualified independent underwriter, as defined under the FINRA Rule 5121.

“Registrable Securities” means any LCP Registrable Securities, GIC Registrable Securities and Other Investor Registrable Securities. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (a) sold or distributed pursuant to a Public Offering, (b) sold in compliance with Rule 144 following the consummation of the initial Public Offering or (c) repurchased by the Company or a Subsidiary of the Company. For purposes of this Agreement, a Person will be deemed to be a Holder of Registrable Securities, and the Registrable Securities will be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person will be entitled to exercise the rights of a Holder of Registrable Securities hereunder (it being understood that a Holder of Registrable Securities may only request that Registrable Securities in the form of Common Equity be registered pursuant to this Agreement).

“Rule 144,” “Rule 158,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same will be amended from time to time, or any successor rule then in force.

“Sale Transaction” has the meaning set forth in Section 3(a).

“Scheduled Trading Day” means any day on which the Nasdaq Global Market (or any successor to such exchange or any substitute to such exchange to which trading in the Common Equity has been relocated) is scheduled to be open for trading for its regular trading session.

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning set forth in Section 3(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Service Provider” has the meaning set forth in Section 3(b)(iii).

“Shelf Offering” has the meaning set forth in Section 1(d)(i).

“Shelf Offering Notice” has the meaning set forth in Section 1(d)(i).

“Shelf Period” has the meaning set forth in Section 1(d)(v).

“Shelf Registrable Securities” has the meaning set forth in Section 1(d)(i).

“Shelf Registration” has the meaning set forth in Section 1(a).

“Shelf Registration Statement” has the meaning set forth in Section 1(d)(i).

“Short-Form Registrations” has the meaning set forth in Section 1(a).

“Sponsor Investors” has the meaning set forth in the preamble to this Agreement.

“Sponsor Sale” means a sale of Common Equity by a Holder of LCP Registrable Securities or GIC Registrable Securities (i) in a Public Offering, (ii) to the public pursuant to Rule 144 (or any similar rule then in effect) effected through a broker, dealer or market maker, (iii) in an unregistered block sale to a financial institution, (iv) in a privately negotiated transaction under “Section 4(a)(1)-1/2” of the Securities Act or (v) in any other transaction in which such Holders transfer Common Equity to a party other than, with respect to a Holder of LCP Registrable Securities, an Affiliate of LCP and, with respect to a Holder of GIC Registrable Securities, an Affiliate of GIC.

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses, or will be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Suspension Event” has the meaning set forth in Section 1(f)(ii).

“Suspension Notice” has the meaning set forth in Section 1(f)(ii).

“Suspension Period” has the meaning set forth in Section 1(f)(i).

“Transfer Amount” has the meaning set forth in Section 3(b)(iv).

“Trust” has the meaning set forth in Section 3(b)(iii).

“Underwritten Block Trade” has the meaning set forth in Section 1(d)(ii).

“Underwritten Block Trade Notice” has the meaning set forth in Section 1(d)(ii).

“Violation” has the meaning set forth in Section 6(a).

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

EXHIBIT B

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights and Lock-up Agreement dated as of __________________, 2020 (as amended, modified and waived from time to time, the “Registration Agreement”), among Leslie’s, Inc., a Delaware corporation (the “Company”), and the other persons named as parties therein (including pursuant to other Joinders). Capitalized terms used herein have the meaning set forth in the Registration Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by and to comply with the provisions of the Registration Agreement as a Holder in the same manner as if the undersigned were an original signatory to the Registration Agreement, and the undersigned will be deemed for all purposes to be a Holder, an [LCP// GIC// Sponsor Investor // Other Investor] and the undersigned’s ____ shares of Common Equity will be deemed for all purposes to be [LCP// GIC// Sponsor Investor // Other Investor] Registrable Securities under the Registration Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ____________, 20___.

Signature

Print Name

Address:

Agreed and Accepted as of

, 20 :

Leslie’s, Inc.

By:

Its:

EXHIBIT C

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